Registration No. 333-
    ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ____________

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                                     38-0549190
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

       One American Road
       Dearborn, Michigan                               48126-1899
 (Address of principal executive offices)               (Zip Code)

                                   ___________

                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)
                                   ___________

                           PETER J. SHERRY, Jr., Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)
                                   ___________

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== ================
                                                       Proposed maximum         Proposed maximum         Amount of
 Title of securities to    Amount to be registered    offering price per       aggregate offering      registration
      be registered                                       obligation                  price                 fee
-------------------------- ------------------------ ------------------------ ------------------------ ----------------
  Deferred Compensation
     Obligations (a)             $23,580,000                 100%                $23,580,000 (b)         $2,775.37
-------------------------- ------------------------ ------------------------ ------------------------ ----------------
 Common Stock, $.01 par      242,500 shares (c)             $12.45               $ 3,019,125 (d)           $355.35
          value
-------------------------- ------------------------ ------------------------ ------------------------ ----------------
                                                                                                         $3,130.72
========================== ======================== ======================== ======================== ================

(a) The Deferred Compensation Obligations are unsecured obligations of Ford Motor Company to pay deferred compensation in the future in accordance with the terms of the Ford Motor Company Deferred Compensation Plan.
(b) Estimated solely for the purpose of determining the registration fee.
(c) The number of shares being registered represents the shares of Common Stock that may be issued to participants under the Deferred Compensation Plan.
(d) Based on the market price of Common Stock of the Company on March 7, 2005 in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

================================================================================

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                                      - 2 -


                  FORD MOTOR COMPANY DEFERRED COMPENSATION PLAN

                             ______________________

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

     The  contents  of  Registration  Statement  Nos.  333-113584,   333-104063,
333-85138,  333-56660, 333-31466, 333-74313, 333-65703, 333-47733, 333-20725 and
33-62227 are incorporated herein by reference.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.


Exhibit 4.1 -   Ford Motor Company Deferred Compensation Plan as amended and restated as of January 1, 2005, filed as Exhibit 10-O to the Registrant's Annual Report on Form 10-K for the year ended
                December 31, 2004 and incorporated herein by reference.

Exhibit 5.1 -   Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2 -   Opinion of Bonnie S. Gorichan, Counsel to Ford Motor Company,
                with respect to compliance requirements of the Employee
                Retirement  Income Security Act of 1974. Filed with this
                Registration Statement.

Exhibit 23 -    Consent of Independent Registered Public Accounting Firm. Filed
                with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature. Filed as Exhibit 24.1 to Registration Statement No. 333-115339 and incorporated herein by reference.

Exhibit 24.2 -  Power of Attorney authorizing signature. Filed with this
                Registration Statement.

Exhibit 24.3 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration Statement No. 333-115339 and incorporated herein by reference.

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                                      -3-

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 11th day of March, 2005.

                                      FORD MOTOR COMPANY

                                      By:  William Clay Ford, Jr.*
                                         ----------------------------------
                                          (William Clay Ford, Jr.)
                                         Chairman of the Board of Directors

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                                Title                                  Date
       ---------                                -----                                  ----

                                       Director, Chairman of the Board
   William Clay Ford, Jr.*             and Chief Executive Officer and
------------------------------         Chair of the Environmental and
 (William Clay Ford, Jr.)              Public Policy Committee
                                       (principal executive officer)



    John R. H. Bond*                   Director
------------------------------
   (John R. H. Bond)



    Stephen G. Butler*                 Director                                 March 11, 2005
------------------------------
   (Stephen G. Butler)



    Kimberly A. Casiano*               Director
------------------------------
   (Kimberly A. Casiano)



     Edsel B. Ford II*                 Director
------------------------------
    (Edsel B. Ford II)



     William Clay Ford*                Director
------------------------------
    (William Clay Ford)


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                                      -4-

       Signature                                Title                                  Date
       ---------                                -----                                  ----

  Irvine O. Hockaday, Jr.*             Director and Chair of
------------------------------         the Audit Committee
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*               Director and Chair of the
------------------------------         Compensation Committee
    (Marie-Josee Kravis)



    Richard A. Manoogian*              Director
------------------------------
  (Richard A. Manoogian)



      Ellen R. Marram*                 Director and Chair of the                March 11, 2005
------------------------------         Nominating and Governance
     (Ellen R. Marram)                 Committee



     Homer A. Neal*                    Director
------------------------------
    (Homer A. Neal)



       Jorma Ollila*                   Director
------------------------------
      (Jorma Ollila)



    James J. Padilla*                  Director and President and
------------------------------         Chief Operating Officer
  (James J. Padilla)



      Carl E. Reichardt*               Director and Chair of the
------------------------------         Finance Committee
     (Carl E. Reichardt)



     Robert E. Rubin*                  Director
------------------------------
    (Robert E. Rubin)



                                      -5-

       Signature                          Title                                        Date
       ---------                          -----                                        ----

     John L. Thornton*                 Director
------------------------------
     (John L. Thornton)



    James C. Gouin*                    Vice President and
------------------------------         Controller
   (James C. Gouin)                    (principal accounting officer)



    Donat R. Leclair*                  Executive Vice President and             March 11, 2005
------------------------------         Chief Financial Officer
   (Donat R. Leclair)                  (principal financial officer)




*By:  /s/K. S. Lamping
    --------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

                                  EXHIBIT INDEX
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
                                                                                Sequential Page
                                                                                at Which Found
                                                                                (or Incorporated
                                                                                  by Reference)
                                                                                ----------------
Exhibit 4.1 -   Ford Motor Company Deferred Compensation Plan as
                amended and restated as of January 1, 2005, filed as
                Exhibit 10-O to the Registrant's Annual Report on Form
                10-K for the year ended December 31, 2004 and
                incorporated herein by reference.

Exhibit 5.1 -   Opinion of Kathryn S. Lamping, an Assistant Secretary
                and Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2 -   Opinion of Bonnie S. Gorichan, Counsel to Ford Motor
                Company, with respect to compliance requirements of the Employee Retirement Income Security Act of 1974.
                Filed with this Registration Statement.

Exhibit 23 -    Consent of Independent Registered Public Accounting
                Firm.  Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed as
                Exhibit 24.1 to Registration Statement No. 333-115339 and incorporated herein by reference.

Exhibit 24.2 -  Power of Attorney authorizing signature.  Filed with this Registration Statement.

Exhibit 24.3 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as
                Exhibit 24.2 to Registration Statement No. 333-115339 and incorporated herein by reference.

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